UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_______________________________

Date of report (Date of earliest event reported): February 17, 2006

UNION BANKSHARES COMPANY
(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

66 Main Street
Ellsworth, ME 04605
(Address of principal executive offices) (Zip Code)

(207) 667-2504
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On February 17, 2006, Union Bankshares Company (the "Company") completed a private placement of $8.0 million of trust preferred securities, through a newly formed Delaware trust affiliate, Union Bankshares Capital Trust I (the "Trust"). As part of this transaction, the Company issued an aggregate principal amount of $8,248,000 of 30-year junior subordinated deferrable interest debt securities to the Trust. For the first five years after issuance, the debt securities will bear interest at a Blended Rate equal to the sum of (1) the product of (a) 50% times (b) the floating three month LIBOR plus 1.42% (the "Variable Rate") plus (2) the product of (a) 50% times (b) the 5 year interest rate swap rate fixed two business days prior to closing plus 1.42% (the "Fixed Rate"). Therefore, for the first five years after issuance, the Variable Rate portion of the Blended Rate will float in relation to the floating three month LIBOR rate and the Fixed Rate portion of the Blended Rate will be fixed. The debt securities were issued pursuant to the terms on an Indenture dated as of February 17, 2006, between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

      The debt securities obligate the Company to pay interest on their principal sum quarterly in arrears on January 7, April 7, July 7, and October 7 of each year. So long as an "Event of Default" has not occurred and is continuing under the Indenture, the Company has the right to defer payments of interest on the debt securities by extending the interest payment period on the debt securities for up to 20 consecutive quarterly periods. The debt securities mature on April 7, 2036, but may be redeemed by the Company, in whole or in part, beginning on April 7, 2011, on any interest payment date. The debt securities may also be redeemed by the Company in whole or in part, within 90 days of the occurrence of certain special redemption events as defined in the Indenture. Special redemption events relate to the regulatory capital treatment of the issuance, the Trust being deemed an investment company, and the occurrence of certain tax events. A form of the debt security and the Indenture are filed herewith as Exhibit 4.1 and Exhibit 10.4, respectively.

      The debt securities are the sole assets of the Trust. The Trust issued an aggregate principal amount of $8.0 million of capital securities with a floating interest rate corresponding to that of the debt securities to an unaffiliated pooled investment vehicle. The payments of distributions on and redemption of liquidation of the capital securities issued by the Trust are guaranteed by the Company pursuant to a Guarantee Agreement dated as of February 17, 2006, executed and delivered by the Company and Wells Fargo Bank, National Association, the Guarantee Trustee, for the benefit of the holders of the capital securities. The Guarantee Agreement is filed herewith as Exhibit 10.5.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet of a Registrant.

      The debt securities issued by the Company on February 17, 2006 to the Trust, as described in Item 1.01, shall be accounted for by the Company as long-term subordinated debt on its consolidated balance sheet.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

Exhibit No.	Description

4.1	Form of Floating Rate Junior Subordinated Debt Security issued by Union Bankshares Company to Wells Fargo Bank, National Association, dated February 17, 2006.

10.4	Indenture by and between Union Bankshares Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, dated February 17, 2006, for Floating Rate Junior Subordinated Debt Securities.

10.5

Guarantee Agreement executed and delivered by Union Bankshares Company and Wells Fargo Bank, National Association for the benefit of the Holders from time to time of the Capital Securities of Union Bankshares Capital Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By: /s/ Timothy R. Maynard

Name: Timothy R. Maynard
Title: Senior Vice President and Chief
Financial Officer

Date: February 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Floating Rate Junior Subordinated Debt Security issued by Union Bankshares Company to Wells Fargo Bank, National Association, dated February 17, 2006.

10.4	Indenture by and between Union Bankshares Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, dated February 17, 2006, for Floating Rate Junior Subordinated Debt Securities.

10.5

Guarantee Agreement executed and delivered by Union Bankshares Company and Wells Fargo Bank, National Association for the benefit of the Holders from time to time of the Capital Securities of Union Bankshares Capital Trust I.